UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 7, 2009
CONVERGYS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
1-14379
(Commission File Number)

Ohio	31-1598292
(State of Incorporation)	(IRS Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (513) 723-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 8.01. Other Events.
     On October 7, 2009, Convergys Corporation (the “Company”) announced the preliminary results of the Company’s offer to exchange (the “Exchange Offer”) up to $125,000,000 aggregate principal amount of its 5.75% Junior Subordinated Convertible Debentures due 2029 (the “2029 Debentures”) for up to $122,549,019 aggregate principal amount of its outstanding 4.875% Senior Notes due 2009 (the “2009 Senior Notes”). A copy of the press release issued by the Company on October 7, 2009 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     This is neither an offer to buy, sell or exchange securities, nor a solicitation of an offer to buy, sell or exchange any securities. There shall not be any exchange of 2029 Debentures for 2009 Senior Notes pursuant to the Exchange Offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number.	Exhibit.

99.1	Press Release of Convergys Corporation dated October 7, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION
By:	/s/ Timothy M. Wesolowski
	Name:	Timothy M. Wesolowski
	Title:	Senior Vice President-Finance & Controller

Dated: October 7, 2009

INDEX TO EXHIBITS

Number.	Exhibit.

99.1	Press Release of Convergys Corporation dated October 7, 2009